Exhibit 5.1

The New York Times Building

37th Floor

620 Eighth Avenue

New York, NY 10018-1405

212.808.2700

Fax 212.286.9806

September 12, 2017

PharmaCyte Biotech, Inc.
23046 Avenida de la Carlota, Suite 600
Laguna Hills, California 92653

Ladies and Gentlemen:

We have acted as counsel to PharmaCyte Biotech, Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the Company’s registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act, of (i) common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock,” and along with the Common Stock, the “Company Stock”); (iii) debt securities, in one or more series, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) rights to purchase Common Stock, Preferred Stock or Warrants (the “Rights”); and (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights (the “Units”), having an aggregate initial public offering price not to exceed $50,000,000, in each case on terms to be determined at the time of offering by the Company. The Company Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the filing of the Registration Statement.

We have examined such records of the Company, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion letter. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, in connection with rendering the opinions set forth below, we have assumed that:

(a)       the Company’s Articles of Incorporation (the “Charter”) and Bylaws, have each been properly approved and properly amended through the date hereof, and will not have been further amended in any manner that would affect any legal conclusion set forth herein, and any Certificate of Designations, Rights and Preferences in respect of any series of Preferred Stock will be in conformity therewith and with applicable law;

(b)       the consideration paid for any shares of Company Stock will comply with Sections 78.211, 78.215 and 78.220 of the Nevada Revised Statutes, as amended (the “NRS”) or any successor provision;

(c)       the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded;

PharmaCyte Biotech, Inc.

September 12, 2017

(d)       a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

(e)       all Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws, including , without limitation, the laws of the State of Nevada, and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(f)       with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to such Securities or, with respect to Securities to be sold by the Company directly to investors in privately negotiated transactions, the form, terms and conditions of a definitive purchase agreement with respect to such Securities (such agreement with respect to any offering of Securities, the “Definitive Agreement”), will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(g)       in the case of Common Stock, the Board of Directors of the Company (the “Board”) will have taken all necessary corporate action to approve the issuance of the Common Stock, and the issuance of such shares of Common Stock will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(h)       in the case of Preferred Stock of any series, the Board will have taken all necessary corporate action to approve the issuance of the Preferred Stock of such series and to designate and establish the terms of such series, will have caused an appropriate Certificate of Designations, Rights and Preferences or amendment to the Charter with respect to such series of Preferred Stock to be prepared and filed with the Secretary of State of the State of Nevada, and the terms of such series of Preferred Stock will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(i)       in the case of Senior Debt Securities of any series, (i) an indenture relating to the Senior Debt Securities (the “Senior Debt Securities Indenture”) and any supplemental indentures thereto will be duly authorized, executed and delivered by the Company, the trustee thereunder and any other party thereto; (ii) each person signing the Senior Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (iii) if required, the Senior Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Senior Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the Board will have taken all necessary corporate action to approve the issuance of Senior Debt Securities of such series and to establish the terms of such series of Senior Debt Securities, and will have caused, in conformity with the Senior Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Board setting forth the terms of such series of Senior Debt Securities to be duly authorized, executed and delivered by the parties thereto; and (v) none of the Senior Debt Securities Indenture, any supplemental indenture relating to the Senior Debt Securities or any other instrument representing or setting forth the terms of such series of Senior Debt Securities will include any provision that is unenforceable, the terms of such series of Senior Debt Securities and of their issuance and sale will not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

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September 12, 2017

(j)       in the case of Subordinated Debt Securities of any series (i) an indenture relating to the Subordinated Debt Securities (the “Subordinated Debt Securities Indenture”) and any supplemental indentures thereto will be duly authorized, executed and delivered by the Company, the trustee thereunder and any other party thereto; (ii) each person signing the Subordinated Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (iii) if required, the Subordinated Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Subordinated Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the Board will have taken all necessary corporate action to approve the issuance of Subordinated Debt Securities of such series and to establish the terms of such series of Subordinated Debt Securities, and will have caused, in conformity with the Subordinated Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Board setting forth the terms of such series of Subordinated Debt Securities to be duly authorized, executed and delivered by the parties thereto; and (v) none of the Subordinated Debt Securities Indenture, any supplemental indenture relating to the Subordinated Debt Securities or any other instrument representing or setting forth the terms of such series of Subordinated Debt Securities will include any provision that is unenforceable, the terms of such series of Subordinated Debt Securities and of their issuance and sale will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(k)       in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued upon exercise of such Warrants and to approve any warrant agreement relating thereto (the “Warrant Agreement”); (ii) such Warrant Agreement will have been duly executed and delivered by the Company and the warrant agent thereunder, if any, appointed by the Company; (iii) each person signing the Warrant Agreement will have the legal capacity and authority to do so; (iv) neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; and (vi) the issuance and sale of the Warrants will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(l)       in the case of Rights, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Rights and the issuance of the Securities to be issued upon exercise of such Rights and to approve any rights agreement relating thereto (the “Rights Agreement”); (ii) such Rights Agreement will have been duly executed and delivered by the Company and the rights agent thereunder appointed by the Company; (iii) each person signing the Rights Agreement will have the legal capacity and authority to do so; (iv) neither such Rights nor such Rights Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Rights or certificates representing such Rights will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Rights Agreement; and (vi) the issuance and sale of the Rights will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(m)       in the case of Units, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Units and the issuance of the Company Stock, Debt Securities, Warrants or Rights comprising such Units and to approve any unit agreement relating thereto (the “Unit Agreement”); (ii) such Unit Agreement will have been duly executed and delivered by the Company and the unit agent thereunder, if any, appointed by the Company; (iii) each person signing the Unit Agreement will have the legal capacity and authority to do so; (iv) none of the Units, the Company Stock, Debt Securities, Warrants or Rights comprising such Units nor such Unit Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Units or certificates representing such Units, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement; and (vi) the issuance and sale of the Units will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

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September 12, 2017

(n)       certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Charter and Bylaws, each as amended and then in effect;

(o)       there will be sufficient Common Stock or Preferred Stock authorized under the Charter and then in effect and not otherwise issued or reserved for issuance;

(p)       the purchase price for Company Stock or Preferred Stock payable to the Company or, if such shares are issuable upon conversion, exchange, redemption or exercise of other Securities, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of Common Stock, or the greater of the par value of such shares or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(q)       any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

(r)       the Company will continue to be validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to issue and sell all such Securities at such time.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.       With respect to the Company Stock, when the Company Stock has been issued and delivered either (i) in accordance with the terms of the applicable Definitive Agreement, upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, the Company Stock will be validly issued, fully paid and nonassessable.

2.       With respect to the Debt Securities, when the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Debt Securities Indenture, in the case of Senior Debt Securities, or the Subordinated Debt Securities Indenture, in the case of Subordinated Debt Securities, and any applicable supplemental indenture, and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.       With respect to the Warrants, when the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

PharmaCyte Biotech, Inc.

September 12, 2017

4.       With respect to the Rights, when the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.       With respect to the Units, when the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We express no opinion concerning (a) the validity or enforceability of any provisions to be contained in the Senior Debt Securities Indenture, the Subordinated Debt Securities Indenture or any supplemental indenture relating to the Senior Debt Securities or Subordinated Debt Securities, that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing; or (c) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

In addition, our opinions in paragraphs 2, 3, 4 and 5 above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Debt Securities, Warrants, Rights and Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Debt Securities, Warrants, Rights and Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Debt Securities, Warrants, Rights and Units, as applicable, or that otherwise violate applicable laws, (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Debt Securities, Warrants, Rights and Units, as applicable, permit such action or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

The foregoing opinions are limited to the laws of the State of New York, the applicable statutory provisions of the Nevada Private Corporations Chapter of the NRS, including interpretations thereof in published decisions of the Nevada courts, and applicable provisions of the Nevada Constitution, and applicable federal laws of the United States of America and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

PharmaCyte Biotech, Inc.

September 12, 2017

We hereby consent to the references to Pepper Hamilton LLP under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP